UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Alpha and Omega Semiconductor Limited
(Name of Registrant as Specified In Its Charter)

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Alpha and Omega Semiconductor Limited
Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda

NOTICE OF 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD AT 8:00 A.M. ON NOVEMBER 10, 2016 TAIWAN LOCAL TIME
(AT 4:00 P.M. ON NOVEMBER 9, 2016 U.S. PACIFIC STANDARD TIME)

NOTICE IS HEREBY GIVEN that the 2016 Annual General Meeting of Shareholders (the “Annual Meeting”) of Alpha and Omega Semiconductor Limited, a Bermuda exempted limited liability company (“we,” “our,” “us,” or the “Company”), will be held at 8:00 a.m. on Thursday, November 10, 2016 Taiwan local time (at 4:00 p.m. on November 9, 2016, U.S. Pacific Standard Time), at the Sheraton Hsinchu Hotel located at No. 265, Dong Sec 1, Guangming 6th Road, Zhubei, Hsinchu County, Taiwan, or any other adjournments or postponements thereof, for the following purposes:

1.  To elect seven (7) nominees to serve as directors on our Board of Directors until the next annual general meeting of shareholders or until their successors are duly elected and qualified;

2. To approve and ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, and to authorize our Board of Directors, acting through our Audit Committee, to determine the remuneration of such accounting firm, for the fiscal year ending June 30, 2017; and

3.   To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only holders of common shares of record at the close of business on September 27, 2016 will be entitled to vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, in order to ensure that your shares will be voted in accordance with your wishes and that a quorum at the Annual Meeting may be achieved, please promptly complete, sign, date and return the enclosed proxy card in the enclosed envelope.  The proxy card must be properly dated, signed and returned in order to be counted. You can also submit your proxy to vote your shares via the Internet by following the instructions set forth on the enclosed proxy card and the accompanying proxy statement.

By order of the Board of Directors,

Mike F. Chang
Chairman of the Board of Directors
Dated October 3, 2016

Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting to be Held on November 10, 2016 Taiwan Local Time
(November 9, 2016 U.S. Pacific Standard Time):
The Proxy Statement, Proxy Card and Annual Report on Form 10-K for fiscal year 2016 are available at:
http://investor.aosmd.com/annuals.cfm

Alpha and Omega Semiconductor Limited
Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda

PROXY STATEMENT

FOR THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD AT 8:00AM ON NOVEMBER 10, 2016 TAIWAN LOCAL TIME (AT 4:00PM ON NOVEMBER 9, 2016 U.S. PACIFIC STANDARD TIME)

Alpha and Omega Semiconductor Limited
Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda

PROXY STATEMENT

FOR THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD AT 8:00AM ON NOVEMBER 10, 2016 TAIWAN LOCAL TIME
(AT 4:00PM ON NOVEMBER 9, 2016 U.S. PACIFIC STANDARD TIME)

INFORMATION REGARDING THE ANNUAL GENERAL MEETING

General

This proxy statement (“Proxy Statement”) has information about the 2016 Annual General Meeting of Shareholders (the “Annual Meeting”) and was prepared by our management for the Board of Directors of Alpha and Omega Semiconductor Limited, an exempted limited liability company organized under the laws of Bermuda. The Notices of the Annual Meeting and the Proxy Statement are being mailed to our shareholders on or about October 6, 2016. Our Board of Directors supports each proposal for which your vote is solicited.

Our Board of Directors asks you to appoint Mike F. Chang, our Chairman and Chief Executive Officer, and Yifan Liang, our Chief Financial Officer and Corporate Secretary, as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by properly completing the enclosed proxy as described below. If appointed by you, your shares represented by a properly completed proxy received by us will be voted at the Annual Meeting in the manner specified in the proxy card or, if no instructions are marked on the proxy, your shares will be voted as described below. Although management does not know of any other matter to be acted upon at the Annual Meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in the manner the proxy holders deem appropriate for any other matters that may properly come before the Annual Meeting.

We maintain our registered office in Bermuda at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Our telephone number in the United States is (408) 830-9742. The mailing address of our business offices in the United States is 475 Oakmead Parkway, Sunnyvale, CA 94085.

Record Date and Shares Outstanding

The record date for the Annual Meeting has been set as the close of business on September 27, 2016. Only shareholders of record as of such date will be entitled to notice of and to vote at the meeting. On the record date, there were 23,273,123 issued and outstanding common shares, par value $0.002 per share (“common shares” or “shares”). Each issued common share is entitled to one vote on the proposals to be voted on at the Annual Meeting. Shares held as of the record date include common shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a broker, bank, trust or other nominee.

QUESTIONS AND ANSWERS RELATING TO THE ANNUAL GENERAL MEETING
Why did I receive these materials?

Only our shareholders as of the close of business on September 27, 2016, which we refer to as the “Record Date,” are entitled to vote at the Annual Meeting, which will be held at 8:00 a.m., Thursday on November 10, 2016 Taiwan local time (at 4:00 p.m. on November 9, 2016 U.S. Pacific Standard Time) at the Sheraton Hsinchu Hotel located at No. 265, Dong Sec 1, Guangming 6th Road, Zhubei, Hsinchu County, Taiwan. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in the Proxy Statement.  We distribute the Proxy Statement and related materials to our shareholders of record on the Record Date.

The Proxy Statement provides notice of the Annual Meeting, describes the proposals presented for shareholder actions and includes information about the proposals, information concerning our management, corporate governance, principal shareholders and other relevant information.  The accompanying proxy card also enables shareholders to vote on the matters without having to attend the Annual Meeting in person.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are providing each of our Chief Executive Officer and the Chief Financial Officer with the authority to vote your shares in the manner you indicate on your proxy card.

What are the proposals to be considered at the Annual Meeting and what vote is required to approve each proposal?

The Board of Directors is submitting the following two (2) proposals for shareholder actions at the Annual Meeting:

•
Proposal 1 - the election of seven (7) nominees to serve as directors on our Board of Directors until the next annual general meeting of shareholders or until their successors are duly elected and qualified. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. “Plurality” means that the individuals who receive the highest number of votes are elected as directors, up to the number of directors to be chosen at the meeting. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the election of directors.

•
Proposal 2 - the approval and ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm, and the authorization for our Board of Directors to determine the remuneration of the accounting firm, for the fiscal year ending June 30, 2017. The affirmative vote of holders of a majority of the votes cast in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this proposal. A properly executed proxy marked “abstain” with respect to Proposal 2 will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have no effect on the outcome of this proposal.

How are votes counted and how will a broker non-vote be treated and counted?

For Proposal 1 with respect to the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.  You may not cumulate your votes for the election of directors.

For Proposal 2 with respect to the appointment of the independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have no effect on the outcome of the votes.

As the “street name” holder or beneficial owner, you have the right to direct your broker, bank, trust or other nominee on how to vote your shares at the Annual Meeting. The broker, bank, trust or other nominee that is the shareholder of record for your shares is obligated to provide you with a voting instruction card for you to use for this purpose.  If you hold your shares in a brokerage account but you fail to return your voting instruction card to your broker, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  If you are a beneficial owner and your broker, bank, trust or other nominee holds your shares in its name, it is not permitted for the broker, bank, trust or other nominees to vote your shares on the election of directors (Proposal 1). The broker, bank, trust or other nominees, however, are permitted to vote for the approval and ratification of the appointment of Grant Thornton LLP (Proposal 2), therefore we do not expect any broker non-votes for Proposal 2.  Broker non-votes are counted for purposes of establishing a quorum.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to participate and vote in the Annual Meeting.  If you were a shareholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of our common shares you own as of the Record Date.  As of the Record Date, there were 23,273,123 shares of our common shares outstanding and eligible to vote at the Annual Meeting.

What is the difference between a “shareholder of record” and a “street name” holder or a beneficial owner?

These terms describe how your shares are held.  If your shares are registered directly in your name with Computershare, our transfer agent, you are considered a “shareholder of record.” As the shareholder of record, you have the right to grant your voting proxy directly to our management or to vote in person at the Annual Meeting.  If your shares are held in a brokerage, bank, trust or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, trust or nominee how to vote and are also invited to attend the Annual Meeting.

How can I vote my shares at the Annual Meeting?

If you are a shareholder of record, you may vote by mailing a completed proxy card or via the Internet. Instructions for voting via the Internet are described in the proxy card attached to the Proxy Statement. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope and your shares will be voted at the Annual Meeting in the manner you directed.  You may also vote in person at the Annual Meeting.

If you are a beneficial owner, your broker, bank, trust or nominee should have provided voting instructions for you to use in directing them how to vote your shares.  You may be eligible to vote your shares over the Internet rather than by mailing a completed voting instruction card provided by the broker, bank, trust or nominee.  Please check the voting instructions card provided by your bank or brokerage house for instructions. You may also vote in person at the Annual Meeting. To do so, you must obtain a legal proxy from the broker, bank, trust or other nominee that holds your shares giving you the right to vote the shares.  Please contact that organization for instructions regarding obtaining a legal proxy.

Can I vote electronically through the Internet?

If you are a shareholder of record, you may vote electronically through the Internet at www.investorvote.com/aosl. The instructions are included in your proxy card.

If your shares are held in “street name,” please check your proxy card or contact your broker, bank, trust or other nominee to determine whether you will be able to vote electronically through the Internet and the deadline for such voting.

Can I change my vote after I return my proxy card?

Yes.  If you are a shareholder of record and submitted your proxy through the mail or Internet, you may revoke your proxy before the vote is taken at the Annual Meeting by any of the following ways:

•	granting a proxy through the Internet after the date of your original proxy and before the deadlines for voting included on your proxy card;

•	submitting a later-dated proxy by mail before your earlier-dated proxy is voted at the Annual Meeting;

•	giving written notice of the revocation of your proxy to our Corporate Secretary at the address shown above that is actually received by our Corporate Secretary prior to the Annual Meeting; or

•	voting in person at the Annual Meeting.

If you are a “street name” holder, you may change your vote by submitting new voting instructions to your broker, bank, trust or other nominee or, if you have obtained a legal proxy from your broker, bank, trust or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

How many shares must be present or represented to conduct business at the Annual Meeting?

The presence at the Annual Meeting of at least two shareholders, in person or by proxy and entitled to vote, representing not less than 50% of the aggregate voting power of the Company's common shares outstanding on the Record Date, will constitute a quorum, permitting the conduct of business at the Annual Meeting.

Proxies received but marked as abstentions, votes withheld and broker non-votes (as described below) will be included in the calculation of the number of shares present at the Annual Meeting for quorum purposes.

Who can attend the Annual Meeting?

All shareholders of record as of the close of business on September 27, 2016 may attend the meeting. To attend the Annual Meeting, please follow these instructions:

•	If you are a shareholder of record, bring proof of ownership of your shares and a form of identification; or

•
If you are a “street name” holder, bring proof of ownership of your shares through your broker, bank, trust or nominee, and a form of identification.  You must have obtained a “legal proxy” from your broker, bank, trust or nominee to vote at the Annual Meeting.

What are the Board of Directors' recommendations?

Unless you give other instructions on your proxy card, the person named as proxy holder on the proxy card will vote in accordance with the recommendations of the Board of Directors. After careful consideration, the Board of Directors recommends the following vote for proposals:

	Proposals	Recommendation of the Board of Directors

1	Election of Directors	For all Nominees

2
Approval and ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm and authorization for the board to determine its remuneration for the fiscal year ending June 30, 2017
For

Will shareholders be asked to vote on any other matters?

To the knowledge of the Company and its management, shareholders will vote only on the matters described in the Proxy Statement. However, if any other matters properly come before the Annual Meeting, the persons named as proxies for shareholders will vote on those matters in the manner they consider appropriate.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of the Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card that you receive.

How can I find out the results of the voting at the 2016 Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  Final voting results will be published in a Current Report on Form 8-K filed with the Securities and Exchange Commission at the website, www.sec.gov, within four business days after the Annual Meeting.

Who bears the costs of proxy solicitation?

The Company will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional solicitation materials that the Company may provide to shareholders. Copies of solicitation materials will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. The Company will reimburse the brokerage firms, fiduciaries and custodians holding shares in their names for reasonable expenses incurred by them in sending solicitation materials to its beneficial shareholders. The solicitation of proxies will be made by various methods, including by mail, electronic mail, telephone, facsimile, or personally by directors, officers and employees of the Company who will receive no extra compensation for such services.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company's directors are elected annually to serve until the next annual general meeting of shareholders or until their successors are duly elected and qualified.  Upon recommendation from our Nominating and Corporate Governance Committee, our Board of Directors has nominated each of the seven (7) director nominees named below for election to the board at the Annual Meeting.  Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of such nominees.

Director Nominees

Information concerning the director nominees as of September 25, 2016 is set forth below:

Name	Age	Position
Mike F. Chang, Ph.D.	71	Chairman of the Board and Chief Executive Officer
Yueh-Se Ho, Ph.D.	64	Director and Chief Operating Officer
Lucas S. Chang, Ph.D.	61	Director
Robert I. Chen (1)(2)(3)	68	Director
King Owyang, Ph.D. (2)(3)	70	Director
Michael L. Pfeiffer (1)	64	Director
Michael J. Salameh (1)(2)(4)	61	Director

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating and Corporate Governance Committee
(4) Lead Independent Director

Mike F. Chang, Ph.D., is the founder of our company and has served as our Chairman of the Board and Chief Executive Officer since the incorporation of our company. Dr. Chang has extensive experience in both technology development and business operations in the power semiconductor industry. Prior to establishing our company, Dr. Chang served as the Executive Vice President at Siliconix Incorporated, a subsidiary of Vishay Intertechnology Inc., a global manufacturer and supplier of discrete and other power semiconductors, or Siliconix, from 1998 to 2000. Dr. Chang also held various management positions at Siliconix from 1987 to 1998. Earlier in his career, Dr. Chang focused on product research and development in various management positions at General Electric Company from 1974 to 1987. Dr. Chang received his B.S. in electrical engineering from National Cheng Kung University, Taiwan, and M.S. and Ph.D. in electrical engineering from the University of Missouri. Dr. Chang’s extensive technological expertise and business experiences in the power semiconductor industry and his knowledge of our day-to-day operations and long-term strategic initiatives provide our Board of Directors with valuable insights and in-depth understanding of our Company.

Yueh-Se Ho, Ph.D., is a co-founder of our company and has served as our Chief Operating Officer since January 2006 and our director since March 2006. Dr. Ho has held various operational management positions in our company since our inception, including the Vice President of Worldwide Operations from 2003 to 2006 and the Vice President of Back End Operations from 2000 to 2003. Prior to co-founding our company, Dr. Ho served as the Director of Packaging Development and Foundry Transfer at Siliconix from 1998 to 2000. Dr. Ho received his B.S. in chemistry from Tamkang University, Taiwan, and Ph.D. in chemistry from the University of Pittsburgh.  Dr. Ho’s extensive operating experience in the power semiconductor industry and his scientific and technical expertise in various aspects of the design and development of power semiconductor solutions make Dr. Ho enhance the Board’s understanding of the Company’s business operations.

Lucas S. Chang, Ph.D., is a new director nominee. From February 2006 to September 2016, Dr. Chang was a senior partner at the global law firm Morgan, Lewis & Bockius LLP, which is our principal outside counsel. Dr. Chang’s legal practice at Morgan Lewis focused on general corporate, cross-border investment and M&A transactions, and intellectual property. Prior to that and from 1995 to 2006, Dr. Chang was a partner and an associate at several leading law firms, including Wilson Sonsini Goodrich & Rosati, Heller Ehrman & McAuliffe, and Coudert Brothers. From 1991 to 1995, he served as a staff attorney and a patent agent at IBM Intellectual Property and Licensing Services. From 1985 to 1991, he was a research staff member and technical team leader at IBM Research Division. From 1983 to 1985, Dr. Chang served as a Senior Development Scientist at Union Carbide Corporation. Dr. Chang holds a B.S.E. in chemical engineering from National Taiwan University; a Ph.D. in chemical engineering from the University of Washington, and a J.D. from Santa Clara University School of Law. Dr. Chang’s extensive experience and knowledge in legal, regulatory compliance, corporate governance, and intellectual property matters in the U.S. and Asia, as well as his scientific and technical background in the semiconductor and computer industries, will provide the Board with important expertise and skills in analyzing legal and business issues affecting our operations.

Robert I. Chen has been a director of our company since November 2013.  Mr. Chen founded several technology companies, including RAE Systems, Inc., a provider of rapidly deployable connected, intelligent gas and radiation detection systems, where Mr. Chen served as Chairman, President and Chief Executive Officer from its inception in 1991 until it was acquired by Honeywell, Inc. in June 2013.  Prior to founding RAE Systems, Mr. Chen founded Applied Optoelectronic Technology, a manufacturer of computer-aided test systems. He served as Chairman, President and Chief Executive Officer at Applied Optoelectronic Technology from 1981 to 1991.  In 1991, Applied Optoelectronic Technology was acquired by Hewlett Packard.  Mr. Chen served as Division General Manager at Hewlett Packard from 1991 to 1993.  Prior to founding Applied Optoelectronic Technology, Mr. Chen held various engineering and management positions at General Motors, General Electric, Tektronix and Fairchild Semiconductor.  Mr. Chen received a B.S.E.E. from Taiwan National Cheng Kung University, an M.S.E.E. from South Dakota School of Mines and Technology and an Advanced Engineering degree from Syracuse University. He also completed the Owner/President Management Program at the Harvard School of Business.  Mr. Chen’s extensive experience and background in establishing and managing technology-based public companies, as well as his experience in leading strategic transactions by major technology companies, provide the Board with valuable insight and expertise.

King Owyang, Ph.D., has been a director of our company since April 2013. He is the Chief Executive Officer and Executive Director of Computime Group Limited, a Hong Kong listed company and a leading global provider of electronic control technologies. Prior to joining Computime, Dr. Owyang held various positions at Siliconix Inc., a U.S. semiconductor company, for over 21 years, including the President and Chief Executive Officer. He was instrumental in leading Siliconix to become a highly profitable company with industry leading products. Under his leadership and management, Siliconix established itself as the world leader in power switching and management products and its sales grew to a record level in 2008. Prior to joining Siliconix, Dr. Owyang held various technical and managerial positions at General Electric Company, where he was responsible for developing many enabling semiconductor technologies. Dr. Owyang is a recognized leader in the power semiconductor industry. He has published over 20 technical papers and has been awarded more than 25 patents. Dr Owyang obtained his B.S. in Physics and his Ph.D in the field of Material Science in 1968 and 1974 respectively from the Massachusetts Institute of Technology, USA. Dr. Owyang’s broad experience in the power semiconductor industry, including his background in leadership positions at major technology companies, as well as his knowledge in the technical and operational aspects of semiconductor companies, provide the Board with an in-depth understanding of our business and operations.

Michael L. Pfeiffer has been a director of our company since January 2014. From 2008 to 2013, Mr. Pfeiffer served as a member of the board of directors of BCD Semiconductor Manufacturing Limited, a company listed on NASDAQ until it was acquired in 2013. From 2009 to 2014, Mr. Pfeiffer served as a member of the board of directors of Integrated Memory Logic, Ltd., a semiconductor company listed on the Taiwan Stock Exchange until it was acquired in 2014. From 2014 to 2016, Mr. Pfeiffer served on the board of directors of Razer, Inc., a computer peripherals company. Mr. Pfeiffer, who is a certified public accountant in California and Oregon, worked for PricewaterhouseCoopers LLP for over 30 years, including 18 years as the engagement partner on the audits of the financial statements of high technology companies in the Silicon Valley. Mr. Pfeiffer received an MBA from the University of Oregon and a BA from Eckerd College in Florida. Mr. Pfeiffer’s extensive experience and expertise in the area of finance, accounting and auditing of publicly traded companies in the semiconductor industry, and his knowledge and background in working with companies with international operations, make him a valuable member of our Board, particularly in its role of exercising oversight and risk management of the Company’s accounting and financial reporting process.

Michael J. Salameh has been a director of our company since November 2013 and the lead independent director since May 2015. Mr. Salameh co-founded PLX Technology, Inc., a semiconductor company (PLXT), in May 1986 and served as its Chief Executive Officer until 2008. Mr. Salameh also served as a member of the Board of Directors of PLXT since its inception until it was acquired in August 2014 by Avago Technology. PLXT was a NASDAQ-listed company from 1999 until it was acquired. During his tenure at PLXT, Mr. Salameh personally participated in many of the key company functions including sales, marketing, engineering, accounting, and operations. Since 2010, Mr. Salameh served as a consultant to the Chief Executive Officer and Board of Directors of Analogix Semiconductor, Inc., a privately held semiconductor company. From 1980 through 1986, Mr. Salameh was employed in various marketing management positions with Hewlett-Packard Company. Mr. Salameh currently performs management consulting for private technology companies. Mr. Salameh received a B.S. in Engineering and Applied Science from Yale University and an M.B.A. from Harvard Business School. Mr. Salameh’s chief executive and marketing experience in the semiconductor industry, and his knowledge of the semiconductor business and financial landscape, including customers, markets, suppliers and competition, provide the Board with critical understanding of our business and operations.

The Board of Directors recommends that shareholders vote “FOR” each of the above mentioned nominees.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Board of Directors

Our Bye-laws provide that our Board of Directors shall consist of not less than two directors. Our Board of Directors currently consists of six directors with one vacancy, which will be filled if our new director nominee, Dr. Lucas S. Chang, is elected at the Annual Meeting. Our Board of Directors is the decision-making body responsible for, among other things, determining policies and guidelines for our business. Our Board of Directors also supervises our executive officers and monitors their implementation of policies and guidelines established from time to time by our Board of Directors.

No shareholder has the contractual right to designate persons to be elected to our Board of Directors, and our Bye-laws provide that directors be elected upon a resolution passed at a duly convened shareholders meeting, to hold office for such term as the shareholders may determine or until their successors are appointed or elected in accordance with our Bye-laws. There is no minimum share ownership or age limit requirement for qualification to serve as a member of our Board of Directors.

We have determined that each of our directors, except for Dr. Mike F. Chang and Dr. Yueh-Se Ho, is an “independent director” under the current corporate governance rules of the NASDAQ Stock Market.

Board Meetings and Committees; Annual Meeting Attendance

Our Board of Directors met a total of 16 times during the fiscal year ended June 30, 2016, including regular scheduled meetings and special meetings called in connection with reviewing time-sensitive matters. During the fiscal year ended June 30, 2016, with the exception of one director missing one meeting, each current director attended or participated in 100% of the aggregate of (i) the total number of meetings of the Board of Directors during the period for which he has been a director and (ii) the total number of meetings held by all committees of the Board on which the director served during fiscal year 2016.  All of our Board members attended our 2015 annual general meeting of shareholders.

Committees of the Board of Directors

We have three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. We believe that the composition of these committees meets the criteria for independence, and the functioning of these committees complies with, the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, the current rules of the NASDAQ Stock Market and applicable SEC rules and regulations. The written charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available at the Investor Relations section of our website at http://investor.aosmd.com/.  The contents of this website are not a part of the Proxy Statement.

Each committee has the composition and responsibilities described below:

Audit Committee

Our Audit Committee currently consists of Michael L. Pfeiffer, Robert I. Chen and Michael J. Salameh.  The Audit Committee is chaired by Mr. Pfeiffer. Our Board of Directors has determined that Mr. Pfeiffer is an Audit Committee financial expert, as defined by the rules and regulations promulgated by the SEC.  Our Audit Committee held five meetings during fiscal year 2016. The Audit Committee's responsibilities include:

•	assisting our Board of Directors in its oversight of the integrity of our financial statements, risk management and internal control over financial reporting;

•
retaining and setting compensation of our independent registered public accounting firm (“independent auditors”), evaluating and monitoring its performance, and as appropriate, discharging our independent auditors;

•reviewing and approving all audit and non-audit services of our independent auditors;

•	reviewing and discussing with management and our independent auditors our financial statements included in public filings;

•	discussing with our independent auditors significant financial reporting issues in connection with the preparation of our financial statements;

•resolving any disagreements between management and our independent auditors regarding financial reporting;

•overseeing our disclosure controls and procedures; and

•reviewing and approving related party transactions.

Compensation Committee

Our Compensation Committee currently consists of Michael J. Salameh, Robert I. Chen and Dr. King Owyang.  Our Compensation Committee is currently chaired by Mr. Salameh.  Our Compensation Committee held five meetings during fiscal year 2016. The Compensation Committee's responsibilities include:

•	establishing compensation arrangements and incentive goals for executive officers;

•	evaluating the performance of executive officers and awarding incentive compensation and adjusting compensation arrangements as appropriate;

•	reviewing and recommending actions to the Board of Directors with respect to the compensation of all directors;

•	administering our incentive and equity-based plans and programs and otherwise exercising the authority of the Board with respect to such plans and programs; and

•
reviewing and approving and, when appropriate, recommending to the Board for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the Chief Executive Officer and other executive officers.

The Compensation Committee is authorized to engage independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s executive officers and other key employees. Since March 2014, the Compensation Committee has retained the services of Compensia, Inc., a national compensation consulting firm ("Compensia") to provide advice and recommendations regarding the compensation of the Company’s executive officers and other senior officers and the compensation of our non-employee directors. Compensia did not perform any services on behalf of management or the Company during the last fiscal year.

The Compensation Committee has determined that Compensia is independent and that Compensia's work did not raise any conflict of interest. The Compensation Committee made such determination primarily on the basis of the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Rule 10C-1(b)(4) under the Securities Exchange Act of 1934, as amended.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Dr. King Owyang and Robert I. Chen.  The Nominating and Corporate Governance Committee is chaired by Dr. King Owyang. Our Nominating and Corporate Governance Committee held one meeting during fiscal year 2016. The Nominating and Corporate Governance Committee's responsibilities include:

•	recommending to the board of directors the composition and operations of the board;

•
identifying individuals qualified to serve as members of the board, and identifying and recommending that the board select the director nominees for the next annual meeting of shareholders and fill vacancies on the board;

•	recommending to the board the responsibilities of each board committee, the composition and operation of each board committee and the director nominees for assignment to each board committee; and

•	review with the Board the Company’s management succession plans.

Leadership Structure of the Board

Dr. Mike F. Chang is our Chief Executive Officer and Chairman of the Board of Directors.  Dr. Chang has extensive knowledge of the power semiconductor industry and an in-depth understanding of our strategic initiatives and day-to-day operations, which make him well suited to set the agenda and lead the discussions at board meetings.  He also facilitates communications between the Board and management by ensuring a regular flow of information, thereby enhancing the Board's ability to make informed decisions on critical issues facing our company. In addition, the Board has appointed a lead independent director, Mr. Michael J. Salameh.

The lead independent director presides over all executive sessions of independent directors and coordinates activities and communications between the management and independent directors. He also has the responsibility to serve as a liaison between independent directors and the Chairman, communicate with major shareholders as appropriate, and review and approve scheduling of Board meetings and executive sessions.

To ensure a strong independent Board of Directors, five (5) out of the total seven (7) members of our Board following the Annual Meeting are non-employee and independent directors.  The Board of Directors holds executive sessions where only independent directors attend, and these executive sessions provide an effective method to perform oversight and advisory functions of the Board.  In addition, our Audit, Compensation and Nominating and Corporate Governance Committees consist of solely independent directors.  We believe that the board leadership described above is the best structure to lead us in the achievement of our goals and objectives and establishes an effective balance between management leadership and appropriate oversight by independent directors.

Oversight of Risk Management by the Board

One of the key functions of our Board of Directors is informed oversight of our risk management process. The Board administers this oversight function directly through the Board of Directors as a whole, through various standing committees of the Board that address risks inherent in their respective areas of oversight, as well as through our newly appointed lead independent director. In particular, our Board of Directors is responsible for monitoring and assessing strategic and operational risk exposure, including risks associated with acquisition of significant assets, changes in business models, major corporate transactions and market conditions in the semiconductor industry.  Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee provides general oversight of our financial reporting, internal controls and audit functions. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and is primarily responsible for assessing the risks associated with corporate governance practices, the independence of our directors, and management succession plans.

Nominations for Election of Directors

Director Qualifications

The Nominating and Corporate Governance Committee utilizes a variety of criteria to evaluate the qualifications and skills necessary to serve as members of our Board of Directors. The Nominating and Corporate Governance Committee may assess character, judgment, business acumen, scientific expertise, familiarity with issues affecting the semiconductor industry and other backgrounds and attributes that are needed to help strengthen and balance the Board of Directors. Other qualifications will be determined on a case-by-case basis, depending on whether the Nominating and Corporate Governance Committee desires to fill a vacant seat or increase the size of the Board to add new directors.  In addition, while the Nominating and Corporate Governance Committee does not prescribe specific diversity standards, as a matter of practice, the Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics and experiences of current and prospective directors that reflect a broad range of perspectives in the Board's decision making process.

Identification and Evaluation of Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, executive officers, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The Nominating and Corporate Governance Committee recommends the director nominees to our Board of Directors for approval for election at each annual general meeting of shareholders. Under our Bye-Laws, any director appointed by our Board of Directors is subject to re-election by shareholders at our next annual general meeting of shareholders. The nominees for election at this annual general meeting were recommended and approved unanimously by members of our Nominating and Corporate Governance Committee and Board of Directors, respectively.

A shareholder seeking to recommend a prospective nominee for the Nominating and Corporate Governance Committee's consideration should submit the candidate's name and qualifications to our Corporate Secretary at our business office in the United States at 475 Oakmead Parkway, Sunnyvale, California 94085.  The Nominating and Corporate Governance Committee will consider a properly submitted shareholder nomination that meets the requirements under our Bye-laws and applicable U.S. federal securities laws.  Our bye-laws require, among other things, an advance written notice of the nomination in writing of not less than sixty (60) nor more than one hundred and eighty (180) days from the date of the annual general meeting.  This notice must also include certain information relating to the nominee and the nominating shareholders, as described in more detail below in “Future Shareholder Proposals and Nominations for the 2017 Annual General Meeting.”

Shareholder Communication with our Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors, including the independent directors, by sending a letter to Alpha and Omega Semiconductor Limited, Board of Directors, c/o Investor Relations, Alpha and Omega Semiconductor, Inc., 475 Oakmead Parkway, Sunnyvale, CA 94085.  Shareholders may also direct their submission to a particular member of the Board of Directors.

Code of Ethics

Our Board of Directors has adopted the Code of Business Conduct and Ethics that applies to members of senior management, including the Chief Executive Officer and Chief Financial Officer, as well as all other employees of the Company.  Our Code of Business Conduct and Ethics is publicly available on our website at http://investor.aosmd.com/governance.cfm. In the event that we make any amendments to or grant any waivers of, a provision of the Code of Ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefore, on our website at www.aosmd.com, in the Investors section.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our non-employee director compensation policy as in effect at the beginning of fiscal year 2016 provided for the following cash and equity compensation:

Cash Retainer and Fees: Each non-employee director serving as a member of the Board at the beginning of the Company's fiscal year will be eligible to receive an annual retainer of $40,000.  In addition, each non-employee director serving as the chairperson of a committee of the Board will be eligible to receive an additional retainer as follows: Audit Committee - $25,000; Compensation Committee - $15,000; and Nominating and Governance Committee - $15,000. Each non-employee director serving as a member of a committee of the Board will be eligible to receive an additional retainer as follows: Audit Committee - $12,000; Compensation Committee - $7,500; and Nominating and Governance Committee - $5,000. Non-employee directors will not receive any additional compensation for attending regular Board or committee meetings. However, with respect to special meetings of the Board or a committee, the Board shall determine whether such meetings will be eligible for payment of special fees, and if so, each non-employee director will receive $2,000 for a meeting attended in person and $1,000 for a meeting attended via teleconference.

In November 2015, the policy was revised to provide for an additional retainer of $15,000 for the lead independent director (effective May 2015).

Equity Grants: Each individual who is elected by the Company’s shareholders to serve as a non-employee director at the Company’s Annual Shareholders Meeting and each individual who is to continue to serve as a non-employee director following such meeting whether or not that individual is standing for re-election at that meeting, will be granted on the date of such meeting, an award of restricted stock units under the Automatic Grant Program of the 2009 Share Option/Share Issuance Plan (the "Plan"). The number of shares subject to each such annual award will be determined by dividing $42,000 by the Average Per Share Price, up to a maximum of 10,000 shares. The Average Per Share Price for an award means the average closing price per common share over the 90 day-period immediately prior to the date of grant of the award. The award will vest in four (4) equal quarterly installments upon the non-employee director’s completion of each quarter of Board service following the grant date; provided, however, that if the Company’s Annual Shareholders Meeting for the year following the year of grant occurs prior to the end of the one-year period measured from the grant date, the last quarterly installment will become vested upon the date of such subsequent Annual Shareholders Meeting, provided, the Non-Employee Director continues in Board service until such date. The award (to the extent outstanding) will vest in full (i) upon the non-employee director’s termination of Board service by reason of death or permanent disability (as defined in the Plan) and (ii) immediately prior to the consummation of a Change in Control (as defined in the Plan). Shares that vest under a restricted stock unit award will be issued on the earlier of (i) the date of the Annual Shareholders Meeting that is coincident with or next following the applicable vesting date or (ii) the date of the non-employee director’s termination of Board service. Shares that vest upon a Change in Control will be issued as soon as practicable following the Change in Control.

Reimbursements: All non-employee directors receive reimbursement from the Company for their reasonable expenses of travel (including airfare and ground transportation) to and from meetings of the Board, and reasonable lodging and meal expenses.

Director Compensation for Fiscal Year 2016

The following table sets forth certain information regarding the compensation of each individual who served as a non-employee member of our Board of Directors during fiscal year 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Robert I. Chen	64,500	48,414	112,914
King Owyang	62,500	48,414	110,914
Michael L. Pfeiffer	65,000	48,414	113,414
Michael J. Salameh	84,500	48,414	132,914

(1)
The dollar value shown represents the grant date fair value of the awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The valuation assumptions used in determining such amounts are described in Note 8 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, as filed with the Securities and Exchange Commission on August 26, 2016. No stock option was granted to any non-employee director in fiscal year 2016. As of June 30, 2016, our non-employee directors held outstanding restricted stock units as follows:

Name	Number of Shares Subject to RSUs
Robert I. Chen	2,567
King Owyang	2,567
Michael L. Pfeiffer	2,567
Michael J. Salameh	2,567

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee for fiscal 2016 consisted of Michael J. Salameh, Robert I. Chen and Dr. King Owyang.  None of the members of the Compensation Committee who served during fiscal 2016 is a current or former officer or employee of ours or our subsidiaries, or had any relationship with us not otherwise disclosed herein under applicable SEC rules. In addition, to our knowledge, there are no Compensation Committee interlocks between us and other entities, involving our executive officers or directors who serve as executive officers or directors of such other entities.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The following is a discussion and analysis of the compensation arrangements that were in effect for the fiscal year ended June 30, 2016 for the named executive officers identified in the Summary Compensation Table that follows. This discussion should be read together with that table and the other compensation tables and related disclosures that follow.

Compensation Philosophy and Objectives

Our philosophy is to provide our named executive officers with compensation that will motivate and retain them, provide them with meaningful incentives to achieve and exceed short-term and long-term corporate objectives set by our Compensation Committee, and align their long-term interests with those of our shareholders.

Based on this philosophy, the compensation programs for our named executive officers are designed to achieve the following primary objectives:

•	establish a compensation structure that is competitive enough to attract, retain and motivate outstanding executive talent;

•
ensure that any cash incentive compensation programs for our named executive officers are aligned with our corporate strategies and business objectives by tying the potential payouts under such programs to the achievement of key strategic, financial and operational goals; and

•	utilize long-term equity awards to align interests between our named executive officers and shareholders.

Impact of 2014 Say-on-Pay Vote

The most recent shareholder advisory vote on executive officer compensation required under the federal securities laws was held on November 11, 2014 Taiwan local time (November 10, 2014 U.S. Pacific standard time). Approximately 99.6% of the total votes cast on such proposal were in favor of the compensation of the named executive officers, as that compensation was disclosed in the Compensation Discussion and Analysis and the various compensation tables and narrative that appeared in the Company’s proxy statement dated October 6, 2015. Based on that high level of shareholder approval, the Compensation Committee decided not to make any material changes to the Company’s compensation philosophies, policies and practices for the 2016 fiscal year compensation of the named executive officers. Based on the voting preference of the Company’s shareholders, advisory votes on executive officer compensation will be conducted every three years; accordingly, the next advisory vote will be conducted in 2017. The Compensation Committee will continue to take into account each such advisory vote in order to determine whether any subsequent changes to the Company’s executive compensation programs and policies would be warranted to reflect any shareholder concerns reflected in those advisory votes.

Compensation Decision-Making Process

The Compensation Committee meets on a regular schedule throughout the year to manage our compensation program.  The Compensation Committee reviews the principle components of compensation for our executive officers on an annual basis, typically at its first meeting in the calendar year.  As part of that review process, the Compensation Committee reviews and may adjust the base salaries of our named executive officers.  The Compensation Committee also establishes the cash bonus plan for the year and determines the cash bonuses payable to our named executive officers for the preceding year based on achievement of the pre-specified performance goals for that prior year and may grant additional equity awards to our named executive officers to ensure their interests are aligned with shareholders and for retention. The Compensation Committee then meets again mid-year at which time the Compensation Committee also reviews and may revise compensation decisions at this time.

In setting executive compensation, the Compensation Committee takes into account a number of factors, including the nature and scope of the named executive officer's responsibilities, his or her individual performance level and contribution to the achievement of our corporate objectives, the experience level of the executive, the recommendations of our Chief Executive Officer for each individual's compensation package (other than his own) and the compensation trends in the industry.

Role of Compensation Consultant. Since March 2014, the Compensation Committee has retained Compensia to advise the committee on the compensation for executive officers and other senior officers. In November 2014, Compensia proposed and the Compensation Committee accepted a revised peer group of companies to remove certain companies that had been acquired and add additional companies based on revenue and market cap of the companies; the peer group is used primarily in connection with a review of competitive compensation for our chief executive officer and chief financial officer. The peer group is now comprised of the following companies:

Applied Micro Circuits	Intersil	NeoPhotonics
DSP Group	IXYS	Power Integrations
Exar	Lattice Semiconductor	Semtech
Inphi	M/A-COM Technology Solution	Sigma Designs
Integrated Device Tech	Maxlinear
Integrated Silicon Solution	Monolithic Power Systems

In January 2015, Compensia provided the Compensation Committee with compensation data based on the peer group companies (for our chief executive officer, our chief financial officer and sales positions) and Radford survey data for companies with revenues in the range of $200 million to $500 million (for all officers), and analysis with respect to market positioning and the cost to bring the compensation of our executive officers to various levels of market.

Our Compensation Committee reviewed and considered such data but relied on its own judgment and experience in establishing and adjusting executive compensation for fiscal year 2016.

For a discussion of the specific responsibilities of our Compensation Committee, see "Board of Directors and Committees of the Board - Committees of the Board of Directors - Compensation Committee” above.

Role of Management.  Our Chief Executive Officer, with input from our Vice President of Human Resources, provides our Compensation Committee with his recommendations as to the base salary, cash bonus potential and long-term equity incentive award for each of our named executive officers other than himself based on that officer's level of responsibility, individual performance and contribution to the attainment of our strategic corporate objectives and market data. Our Compensation Committee takes the Chief Executive Officer's recommendations into consideration in setting named executive officer compensation, but retains complete discretionary authority to make all compensation-related decisions for our named executive officers.  Our Compensation Committee makes its compensation decisions with respect to the Chief Executive Officer on the basis of relevant market data furnished by Compensia and its subjective assessment of his individual performance and contributions to our overall corporate performance. Any decisions regarding our Chief Executive Officer's compensation are made without him present.

Compensation Structure

Elements of Compensation

We utilize three main components in structuring compensation programs for our named executive officers:

•
Base salary, which is the only fixed compensation element in our executive compensation program and is primarily used to recruit and retain executive talent and provide an element of economic security from year to year;

•	Performance-based cash bonuses that are primarily designed to reward achievement of financial and operational goals; and

•	Equity incentive awards designed to ensure long-term retention of our executive talent and align their interests with those of our shareholders.

We view each component of compensation as related but distinct. It is the practice of our Compensation Committee to allocate a substantial portion of each named executive officer's total compensation to performance and long-term incentive compensation as a result of the philosophy described above. There is no pre-established policy for the allocation of compensation between cash and non-cash components or between short-term and long-term components, and there are no pre-established ratios between the compensation of our Chief Executive Officer and that of the other named executive officers. Instead, our Compensation Committee determines the compensation of each named executive officer based on its review of the market data provided by Compensia, its subjective analysis of that individual's performance and contribution to our financial performance and the other factors identified in the Compensation Decision-Making Process section above to determine the appropriate level and balance of total compensation.  We believe that this approach allows us to tailor compensation for each named executive officer to attract, retain and motivate that executive officer within the parameters of our compensation philosophy.

Base Salaries

Base salaries are set at levels that are intended to recognize the experience, skills, knowledge and responsibilities required of all our named executive officers.  Each named executive officer's base salary level is typically reviewed on an annual basis and adjustments may be made to the individual's base salary on the basis of his or her level of performance, the overall performance of the Company and the various compensation trends in our industry.

In June 2015, the Compensation Committee reviewed the base salaries of the named executive officers but determined to defer any adjustments until the end of calendar year 2015; no adjustments were subsequently made. However, in connection with the appointment of Mr. Daniel Chang as Sr. VP of Marketing and WW Applications Engineering on August 5, 2015, the Committee reviewed and increased his base salary from $229,473 to $260,000.

The base salaries for the named executive officers effective July 1, 2015 were as follows:

Named Executive Officer	Annual Base Salary
Mike F. Chang	$415,236
Yifan Liang	$278,545
Yueh-Se Ho	$284,109
Daniel Kuang Ming Chang *	$260,000
Tony Grizelj **	$262,254

* Salary as of August 5, 2015.
** Mr. Grizelj resigned effective August 14, 2015.

Performance-Based and Other Cash Bonuses

Our named executive officers are eligible to receive a bonus under our annual Executive Incentive Plan.  Each year, our Compensation Committee establishes the performance objectives to be attained and the target bonuses payable based on the level of attainment of the specified goals.  Historically, the bonus has been determined on a fiscal year basis with performance goals based on the Company’s annual operating plan which is established on a calendar year basis; as a result, the performance goals under the Executive Incentive Plan for a fiscal year are based on the Company’s annual operating plan for the two calendar years that span the fiscal year. We historically paid a portion of the bonus following the end of the first six months of each fiscal year based on achievement of performance goals for that period.  The bonus payable based on a full fiscal year performance is then reduced by the amounts paid out for the first six-month period.

In order to better align executive compensation with Company performance for a calendar year, the Committee determined at its meeting in June 2015 to transition the Executive Incentive Plan to a calendar-year based plan effective with the calendar year commencing on January 1, 2016. In order to implement this transition, no formulaic plan was established for the transitional period from July 1, 2015 to December 31, 2015; instead any bonuses for this period were to be determined at the Committee’s discretion. No bonuses were paid for this transition period.

In February 2016, the Compensation Committee established the Executive Incentive Plan for calendar year 2016. The aggregate amount of the award will be determined based on the level of attainment of a range of non-GAAP operating income and revenue for the year. A specified minimum amount of each of the operating income and revenue goals must be achieved before payment of an award under the plan is earned. The actual aggregate amount of the award earned by a named executive officer for the year will range from $0 to the maximum amount established for that officer (as specified below) depending on the level of attainment of the performance goals. The amount of any earned bonus award will be paid in 2017 in a combination of cash and restricted stock units covering our common shares (with the number of shares based on the closing price of the common shares on the last trading date of calendar year 2016). For each officer, an amount equal to 2 weeks of the officer’s base salary will be paid in cash and the remainder in restricted stock unit awards; provided, however, that if the aggregate restricted stock units that may be granted to the named executive and other employees as part of the annual bonus program would result in exceeding a specific limit, then the amount of the bonus payable in restricted stock units will be reduced so as not to exceed the cap and such amount will instead by payable in cash. The specific allocation of each bonus award between cash and restricted stock units will be determined by the Committee at the time of determination of the bonus award. Each restricted stock unit award will vest in four equal annual installments over the four year period of service measured from the grant date of the award, subject to the officer’s continued service through each vesting date.

The threshold, target and maximum bonuses payable to each of our named executive officers for calendar year 2016 based on level of attainment of the performance goals are as follows:

	Threshold Bonus	Target Bonus	Maximum Bonus
Named Executive Officer	% of Base Salary	% of Base Salary	% of Base Salary
Mike F. Chang	20%	100%	220%
Yifan Liang	12%	60%	132%
Yueh-Se Ho	12%	60%	132%
Daniel Kuang Ming Chang	10%	50%	110%

Equity Compensation Plans

Our equity award program is the primary vehicle for offering long-term incentives to our named executive officers and providing an inducement for long-term retention. Equity compensation represents a significant component of the total compensation package we provide to each of our named executive officers.  We believe this weighting is appropriate because it aligns the interests of our named executive officers with those of our shareholders and focuses their attention on the creation of shareholder value in the form of stock price appreciation. The Compensation Committee uses both stock options and restricted stock units as part of the Company’s long-term incentive program for named officers. The Company believes that there are several advantages of using restricted stock units including ongoing concerns over the dilutive effect of option grants on the Company’s outstanding shares, the Company’s desire to have a more direct correlation between the compensation expense it must record for financial accounting purposes and the actual value delivered to executive officers, and the fact that the incentive and retention value of a restricted stock unit award is less affected by market volatility than stock options.  We believe that the equity-based compensation provides our named executive officers with a direct interest in our long-term performance and creates an ownership culture that establishes a mutuality of interests between our named executive officers and our shareholders.

Equity awards granted to our named executive officers are approved by our Compensation Committee. Historically, the stock options vested over a five-year period of service.  In order to be competitive with market practice, the shares subject to our stock options granted to newly-hired executive officers and annual grants to executive officers now typically vest over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the grant date, and the balance to vest in 36 successive equal monthly installments upon completion of each additional month of service thereafter.  The shares subject to the restricted stock units granted to our named executive officers vest over a four-year period measured from the grant date, with 25% vesting annually upon completion of each year of service during such period.

We typically make an initial equity award (in the form of a stock option grant and/or restricted share units award) to a new named executive officer in connection with his or her commencement of employment. Additionally, our Compensation Committee reviews our equity compensation program periodically and may, at its discretion, grant additional equity awards to existing named executive officers consistent with our named executive officer compensation objectives.  In determining the size of those additional grants, our Compensation Committee typically takes into account the recommendations of our Chief Executive Officer and its own subjective assessment of the named executive officer’s performance and the retention value of his or her existing equity awards.

All stock options to our employees, including executive officers, and to our directors are granted at the closing price of our common stock as reported on the NASDAQ Global Market on the date of grant.

Fiscal Year 2016 Grants: On February 24, 2016, the Compensation Committee authorized, effective as of March 15, 2016, the grant of restricted stock units to each of our named executive officers for the number of our common shares indicated below.  Each restricted stock unit entitles the holder to receive one common share following vesting. Each award will vest 25% annually upon completion of each year of service measured from March 15, 2016 over a four-year period.

Named Executive Officer	Option Grant (Shares)	Restricted Stock Unit (Shares)
Mike F. Chang	—	39,491

Yifan Liang	—	22,429

Yueh-Se Ho	—	22,235

Daniel Kuang Ming Chang	—	21,783
For more information concerning the restricted stock unit awards we granted to our named executive officers in 2016, please see “Grants of Plan-Based Awards 2016” below.

A subcommittee comprised of our Chief Executive Officer and Chief Financial Officer is authorized to grant stock options and restricted stock unit awards to newly-hired employees, other than executive officers, within prescribed limits specified by position and location of the employee pursuant to authority delegated to the subcommittee by the Board of Directors.  These grants are generally made on the 15th day of each month.

Termination and Change in Control Benefits

We have entered into an employment agreement with our Chief Executive Officer which sets forth certain terms and conditions governing his period of continued employment with us including certain benefits to which he would become entitled were his employment to be terminated involuntarily.  In addition, we have entered into retention agreements with each of our named executive officers pursuant to which such officers are entitled to certain severance benefits upon an involuntary termination of employment.  The employment agreement and retention agreements are summarized below in the section of this proxy entitled “Agreements Regarding Employment, Change in Control and Termination of Employment”.

Pursuant to his employment agreement, Dr. Chang's severance will depend upon whether the involuntary termination occurs in connection with a change in control.  If his employment is terminated by the Company (without cause) or he resigns for good reason within 12 months following a change in control, Dr. Chang will be entitled to (i) continued payment of base salary and health care coverage for a period of 24 months and (ii) full vesting acceleration of his outstanding equity awards.  In the case of such involuntary termination other than during the 12 months following a change in control, he will be entitled to continued payment of base salary and health care coverage for a period of 12 months and no accelerated vesting of his outstanding unvested equity awards.

Under the retention agreements, the named executive officer's severance will depend upon whether the involuntary termination occurs in connection with a change in control.  If such officer's employment is terminated by the Company (without cause) or he resigns for good reason within 12 months following a change in control, he will be entitled to (i) continued payment of base salary and health care coverage for a period of 6 months and (ii) vesting acceleration of his outstanding equity awards with respect to that number of shares in which he would have vested had he remained employed for an additional 12 months.  In the case of such involuntary termination other than during the 12 months following a change in control, he will be entitled to continued payment of base salary and health care coverage for a period of 6 months and no accelerated vesting of his outstanding unvested equity awards.

The severance benefits that we have provided in connection with a change in control situation are designed to serve two primary purposes: (i) encourage our named executive officers to remain our employee in the event of an actual or potential change in control transaction and (ii) align the interests of the named executive officers with those of the shareholders by enabling the named executive officers to consider acquisition transactions that are in the best interests of the shareholders and provide opportunities for the creation of substantial shareholder value without undue concern over whether those transactions may jeopardize their employment or their existing compensation arrangements.  Our Compensation Committee also believes that the severance benefits payable on an involuntary termination in the absence of a change in ownership serve as an important recruitment and retention tool that allows us to remain competitive in attracting and retaining executive talent.

The Company entered into advisory services agreement with Mr. Grizelj upon his resignation pursuant to which Mr. Grizelj agreed to provide the Company with certain consulting services relating to the Company’s customer, market and products for the period between August 17, 2015 to October 16, 2015. Mr. Grizelj received a retainer of $43,709 for all services rendered under the consulting arrangement.

Pursuant to the terms of our equity plans, outstanding options and restricted stock units awards held by our named executive officers and our other employees will accelerate upon a change in control unless those options or awards are assumed or otherwise replaced by the acquiring entity. The Compensation Committee believes that accelerated vesting under such a limited circumstance is appropriate because it protects a significant component of the named executive officer's total compensation in the event those options and awards would otherwise terminate in the acquisition and allows our named executive officers to remain focused on the Company's business without undue concern over this significant component of their compensation package should the Company become an acquisition target in a transaction in which the outstanding equity awards would not be assumed or replaced.

Our severance and change of control provisions for the named executive officers are discussed in more detail in "Potential Payments upon Termination of Employment" below.

Benefits and Other Compensation

We maintain broad-based employee benefit plans, which are provided to all eligible employees, including our named executive officers.  These plans provide group medical and dental coverage, life insurance, disability insurance, flexible spending accounts and a 401(k) savings program for our employees based in the United States.  We also offer bonuses for patented inventions, authoring technical articles and making technical presentations at major symposiums; our named executive officers are eligible to receive bonuses under these programs on the same basis as our other employees.

We believe these benefits are consistent with the benefits offered by companies with which we compete for employees and are necessary to attract and retain qualified employees.

Perquisites

We believe that cash and equity compensation are the key components needed to attract and retain our executive management.  As a result, we do not provide any substantial perquisites to our named executive officers.

Risk Assessment

The Compensation Committee believes the various components of the total compensation package of our named executive officers, as discussed above, are appropriately balanced so as to avoid any excessive risk taking by such individuals.  First, long-term equity awards tied to the market price of our common shares represent a significant component of executive officer compensation and promote a commonality of interest between the executive officers and our shareholders in increasing shareholder value.  In addition, at least a portion of the equity component is in the form of restricted stock units.  The use of such restricted stock units mitigates the potential risk that stock options pose in encouraging risk taking in the short term.  Restricted stock units provide varying levels of compensation as the market price of the Company’s common shares fluctuates over time and are less likely to contribute to excessive risk taking.  Furthermore, equity awards generally will vest over a period of years, and that vesting element encourages the award recipients to focus on sustaining our long-term performance.

Secondly, under the annual executive incentive bonus program, an individual target bonus amount is established for each named executive officer at each level of potential goal attainment.  Accordingly, at all levels of performance goal attainment, there are limits in place for the potential bonus payout.  In addition, a maximum bonus amount is established for each participant such that no participant may earn more than a fixed percentage of his base salary.

Accordingly, our overall compensation structure is not overly-weighted toward short-term incentives, and the Compensation Committee has taken what it believes are reasonable steps to protect against the potential of disproportionately large short-term incentives that might encourage excessive risk taking.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for certain compensation in excess of $1 million per year paid by a publicly held company to certain named executive officers.  Compensation that qualifies as performance-based for purposes of Section 162(m) is not subject to such deduction limitation, provided certain specified requirements are met. In addition, “grandfather” provisions may apply to certain compensation arrangements that were entered into by a company before it was publicly held and certain compensation arrangements and awards that are made during a specified period following the date the company becomes publicly held.

Non-performance-based compensation paid to our executive officers for fiscal 2016 did not exceed the $1 million limit per covered officer.  The restricted stock units awarded to our named executive officer in fiscal 2016 will not qualify as performance-based compensation. In addition, the bonuses provided to our named executive officers under the annual cash incentive program will not qualify as performance-based compensation for purposes of Section 162(m). However, we believe that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor.  Accordingly, our Compensation Committee may provide one or more named executive officers with the opportunity to earn incentive compensation, whether through cash incentive programs or equity incentive programs, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code.

Summary Compensation Table

The following table provides information regarding the compensation paid during our fiscal year ended June 30, 2016 to our principal executive officer, the individual who served as our principal financial officers and our three other executive officers with aggregate compensation in excess of $100,000.  We refer to these individuals as our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)		Total ($)
Mike F. Chang	2016	415,236		—		462,045	—	—	1,902		879,183
Chairman of the Board and Chief Executive Officer	2015	415,190		—		346,320	—	—	1,369		762,879
	2014	393,529		—		111,600	693,720	—	—		1,198,849

Yifan Liang	2016	278,545		—		262,419	—		1,902		542,866
Chief Financial Officer and Corporate Secretary	2015	269,908		10,000	(5)	240,140	44,150	—	1,369		565,567
	2014	199,957		35,667		52,080	269,780	—	—		557,484

Yueh-Se Ho	2016	284,109		—		260,150	—	—	6,761		551,020
Director and Chief Operating Officer	2015	284,077		—		204,240	—	—	7,459		495,776
	2014	269,256		—		66,960	308,320	—	4,396		648,932

Daniel Kuang Ming Chang (3)	2016	256,831		—		254,861	—	—	2,089		513,781
Senior Vice President of Marketing	2015	—		—		—	—	—	—		—
	2014	—		—		—	—	—	—		—

Tony Grizelj (4)	2016	59,282	(6)	—		—	—	—	43,709	(7)	102,991
Vice President of Power Discrete Product Line	2015	264,570		—		177,600	—	—	1,369		443,539
	2014	243,428		—		33,480	192,700	—	—		469,608

(1)
The amounts shown do not reflect compensation actually received by the named executive officer. Instead the dollar value shown represents the grant date fair value of the award determined in accordance with FASB ASC Topic 718 without taking into account any estimated forfeitures related to service vesting conditions. For assumptions used in determining such grant date fair value, see Note 8 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, as filed with the Securities Exchange Commission on August 26, 2016.

(2)	Except as otherwise disclosed in the footnotes below, represents bonuses paid under our inventions and publication bonus program, and other de minimus compensation.

(3)	Mr. Daniel Chang was appointed as Senior Vice President of marketing, an executive officer starting August 5, 2015.

(4)	Mr. Grizelj resigned his position as Vice President of Power Discrete Product Line effective as of August 14, 2015.

(5)	Represents a special $5,000 per month bonus approved by the Board for the period Mr. Liang’s service as our Interim Chief Financial Officer.

(6)	Included $29,022 paid in lieu of accrued vacation.

(7)	Represents retainer payment under Mr. Grizelj's consulting agreement.

Grants of Plan-Based Awards 2016

The following table sets forth information regarding grants of compensation in the form of plan-based awards made during the fiscal year ended June 30, 2016 to our named executive officers:

	Potential Payouts Under Non-Equity Incentive Plan Awards (1)				All Other RSUs Number of Securities Underlying Awards (#)		All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Options and RSUs ($)(2)
Name	Minimum ($)	Target ($)	Maximum ($)	Grant Date
Mike F. Chang	—	—	—		—		—	—	—
	—	—	—	3/15/2016	39,491	(1)	—	—	462,045

Yifan Liang	—	—	—	—	—		—	—	—
	—	—	—	3/15/2016	22,429	(1)			262,419

Yueh-Se Ho	—	—	—	—	—		—	—	—
	—	—	—	3/15/2016	22,235	(1)	—	—	260,150

Daniel Kuang Ming Chang	—	—	—	—	—		—	—	—
	—	—	—	3/15/2016	21,783	(1)	—	—	254,861

Tony Grizelj (3)	—	—	—	—	—		—	—	—

(1)
Each restricted stock unit award was granted under our 2009 Share Option/Share Issuance Plan. The units vest annually over a four-year period of service measured from March 15, 2016. Such units are also subject to accelerated vesting in the event of a change in control of our company as further described in “Agreements Regarding Employment, Change in Control and Termination of Employment.”

(2)
Reflects the grant-date fair value of the options and restricted stock unit awards as calculated in accordance with FASB ASC Topic 718 without taking into account any estimated forfeitures related to service vesting conditions. For assumptions used in determining such grant date fair value, see Note 8 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, as filed with the Securities Exchange Commission on August 26, 2016.

(3)	Mr. Grizelj resigned his position as Vice President of Power Discrete Product Line effective as of August 14, 2015.

Outstanding Equity Awards at June 30, 2016

The following table sets forth information regarding equity awards held by the named executive officers as of June 30, 2016, the close of our 2016 fiscal year.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)
Mike F. Chang	125,000		—		18.00	4/27/2020	—		—
	94,000		—		12.68	3/6/2021	—		—
	56,400	(2)	—		9.90	4/25/2022	—		—
	47,000		9,400	(3)	8.45	2/13/2023	3,134	(4)	43,657
	101,250		78,750	(3)	7.44	3/16/2024	7,500	(5)	104,475
	—		—		—	—	29,250	(6)	407,453
	—		—		—	—	39,491	(8)	550,110
Total	423,650		88,150		—	—	79,375		1,105,695

Yifan Liang	20,000		—		13.00	2/6/2018	—		—
	15,000		—		18.00	4/27/2020	—		—
	11,000		—		12.68	3/6/2021	—		—
	6,600	(2)	—		9.90	4/25/2022	—		—
	5,500		1,100	(3)	8.45	2/13/2023	367	(4)	5,112
	39,375		30,625	(3)	7.44	3/16/2024	3,500	(5)	48,755
	4,583		5,417	(3)	9.07	8/14/2024	1,500	(7)	20,895
	—		—		—	—	18,750	(6)	261,188
	—		—		—	—	22,429	(8)	312,436
Total	102,058		37,142		—	—	46,546		648,386

Yueh-So Ho	48,000		—		11.00	7/12/2017	—		—
	27,000		—		11.00	7/12/2017	—		—
	50,000		—		18.00	4/27/2020	—		—
	34,000		—		12.68	3/6/2021	—		—
	20,400	(2)	—		9.90	4/25/2022	—		—
	17,000		3,400	(3)	8.45	2/13/2023	1,134	(4)	15,797
	45,000		35,000	(3)	7.44	3/16/2024	4,500	(5)	62,685
	—		—		—	—	17,250	(6)	240,293
	—		—		—	—	22,235	(8)	309,734
Total	241,400		38,400		—	—	45,119		628,509

Daniel Kuang Ming Chang	20,000		—		14.14	6/27/2020	—		—
	10,500	(2)	—		9.90	4/25/2022	—		—
	875		1,750	(3)	8.45	2/13/2023	584	(4)	8,135
	2,917		15,313	(3)	7.44	3/16/2024	2,000	(5)	27,860
	—		—		—	—	14,250	(6)	198,503
	—		—		—	—	21,783	(8)	303,437
Total	34,292		17,063		—	—	38,617		537,935

Tony Grizelj (9)	—		—		—	—	—		—
Total	—		—		—	—	—		—

(1)
Each stock option was granted pursuant to one of our stock option/stock issuance plans for employees and other service providers. Unless described otherwise in the footnotes below, each option becomes exercisable over a five-year period, with 20% of the shares to become exercisable upon completion of one year of service measured from the vesting commencement date and the balance to become exercisable in 48 successive equal monthly installments upon the completion of each additional month of service thereafter.

(2)	This option becomes exercisable over forty-eight (48) successive equal monthly installments upon the optionee’s completion of each month of service measured from the vesting commencement date.

(3)
This option becomes exercisable over a four-year period, with 25% of the shares to become exercisable upon completion of one year of service measured from the vesting commencement date and the balance to become exercisable in 36 successive equal monthly installments upon the completion of each additional month of service thereafter.

(4)
This restricted stock unit award vests in a series of four (4) successive equal annual installments upon the individual’s completion of each year of service measured from the award date on February 14, 2013.

(5)
This restricted stock unit award was granted on March 17, 2014 and vests in a series of four (4) successive equal annual installments upon the individual's completion of each year of service measured from March 15, 2014.

(6)
This restricted stock unit award vests in a series of four (4) successive equal annual installments upon the individual’s completion of each year of service measured from the award date on March 16, 2015.

(7)
This restricted stock unit award vests in a series of four (4) successive equal annual installments upon the individual’s completion of each year of service measured from the award date on August 15, 2014.

(8)
This restricted stock unit award vests in a series of four (4) successive equal annual installments upon the individual’s completion of each year of service measured from the award date on March 15, 2016.

(9)	Mr. Grizelj resigned his position as Vice President of Power Discrete Product Line effective as of August 14, 2015.

Option Exercises and Shares Vested

The following table provides information regarding option exercises and vesting of awards held by the named executive officers during the fiscal year ended June 30, 2016.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Mike F. Chang	—	—	19,245	217,457

Yifan Liang	20,000	65,000	9,173	104,092

Yueh-Se Ho	—	—	10,078	114,866

Daniel Kuang Ming Chang	45,645	155,120	7,820	87,734

Tony Grizelj	23,228	16,067	49	385

(1)
Value realized is determined by multiplying (i) the amount by which the market price of the common share on the date of exercise exceeded the exercise price by (ii) the number of shares for which the options were exercised.

(2)
Includes shares that vested during the fiscal year pursuant to a restricted stock unit award granted on April 26, 2012 that vested in 48 equal successive monthly installments over the 4-year period measured from the grant date as follows: Dr. Mike Chang - 2,612, Mr. Liang - 306, Dr. Ho - 945, Mr. Daniel Chang - 487 and Mr. Grizelj - 49.  The shares that vest under the April 2012 award during a calendar quarter are issued on the 26th day of the last month of the quarter or the following business day if it falls on the weekend, except the shares that vest on the last month are issued on April 26; pursuant to such issuance schedule, vested shares were issued on September 26, 2015, December 28, 2015, March 26, 2016 and April 26, 2016.

(3)
Value realized is determined by multiplying (i) the market price of the common share on the applicable vesting date by (ii) the number of shares as to which each award vested on such date. With respect to the the shares that vested during the fiscal year under the April 26, 2012 award, the value as of the date of vesting and as of the date of issuance is as follows:

Name	Value of Shares as of Vesting Dates ($)	Value of Shares as of Issuance Dates ($)
Mike F. Chang	25,014	25,563
Yifan Liang	2,931	2,996
Yueh-Se Ho	9,052	9,250
Daniel Kuang Ming Chang	4,663	4,767
Tony Grizelj	385	499

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a pension plan for our named executive officers, and none of our named executive officers participated in a nonqualified deferred compensation plan during the fiscal year ended June 30, 2016.

Agreements Regarding Employment, Change in Control and Termination of Employment

Employment Agreement and Retention Agreements

We have entered into an employment agreement with Dr. Chang and retention agreements with each of our other named executive officers.

Pursuant to his April 28, 2010 employment agreement, Dr. Chang is entitled to a base salary of $325,000 per year. His base salary is subject to annual review and may be adjusted by our Compensation Committee at its discretion and is currently $427,693. In addition, Dr. Chang is eligible to receive a cash bonus in an amount determined by our Compensation Committee based on attainment of specified performance goals. Dr. Chang is also entitled to participate in the benefit plans generally available to our employees, such as group health care coverage and 401(k) plan participation.

 Under the terms of his employment agreement, should Dr. Chang's employment be involuntarily terminated by us without cause or by him for good reason at any time other than during the 12 months following a change in control of the Company, he will be entitled to receive (i) continued base salary for a period of 12 months and (ii) continued health care coverage for himself and his eligible dependents for a period of 12 months. Should Dr. Chang's employment be involuntarily terminated by us without cause or by him for good reason within 12 months following a change in control of the Company, he will be entitled to receive (i) continued base salary for a period of 24 months, (ii) continued health care coverage for himself and his eligible dependents for a period of 24 months, and (iii) accelerated vesting of his then unvested equity awards.

Pursuant to the retention agreements, each of our other named executive officers is entitled to receive severance payments and benefits upon an involuntary termination of his or her employment. Should the named executive officer's employment be involuntarily terminated by us without cause or by him or her for good reason at any time other than during the 12 months following a change in control of the Company, he or she will be entitled to receive (i) continued base salary for a period of 6 months, and (ii) continued health care coverage for himself and his eligible dependents for a period of 6 months. In the event that such involuntary termination occurs within 12 months following a change in control of the Company, then the named executive officer will be entitled to receive (i) continued base salary for a period of 6 months, (ii) continued health care coverage for himself/herself and his/her eligible dependents for a period of 6 months and (iii), each outstanding unvested equity award held by the terminated executive officer will accelerate with respect to that number of shares that would have vested had the officer remained in service for an additional 12 months.

 If any payment or benefit in connection with a change in control or the subsequent termination of Dr. Chang's or a named executive officer's employment would be subject to an excise tax under Section 280G of the Internal Revenue Code, then such payment of benefit will be reduced to the extent necessary to maximize his net after tax benefits.

 As a condition to the severance payments and benefits, each named executive officer (including Dr. Chang) must deliver a general release of all claims against us and our affiliates. In addition, severance benefits are conditioned on the executive's continued compliance with non-compete and non-solicitation restrictive covenants for the severance period.

 For purposes of Dr. Chang's employment agreement and the retention agreements with our named executive officers, the following definitions will be in effect:

A change in control will be deemed to occur upon (i) a merger, consolidation or other reorganization approved by our shareholders, unless our shareholders continue to own more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation; (ii) a sale of all or substantially all of our assets; or (iii) the acquisition by any person or related group of persons of more than fifty percent (50%) of the total combined voting power of our outstanding securities.

 A resignation for good reason will be deemed to occur should the individual resign from his employment with us for any of the following reasons during the applicable change in control protection period: (i) a material diminution in his authorities, duties or responsibilities; (ii) a reduction in his base compensation; (iii) a material relocation of his existing work site; or (iv) any material breach by us of any provision of any agreement we have with such individual.

An individual's employment will be deemed to have been terminated for cause if such termination occurs by reason of: (i) the commission of any act of fraud, embezzlement or dishonesty by the individual or his conviction of a felony, (ii) any unauthorized use or disclosure by the individual of confidential information or trade secrets of the Company (or any parent or subsidiary), (iii) any other misconduct by the individual adversely affecting the business or affairs of the Company in a material manner, (iv) the individual's failure to cure any breach of his obligations under certain agreements with the Company, or (v) the individual's breach of any of his fiduciary duties as an officer or director of the Company.

Option and Restricted Stock Unit Acceleration

The options and restricted stock units awards granted to our named executive officers under our various equity plans will each vest on an accelerated basis as to all the shares in the event those options or awards are not assumed or otherwise replaced in connection with certain changes in control or ownership of the Company. The table below sets forth the intrinsic value of the options and the restricted stock unit awards held by each named executive officer that would accelerate in full (in accordance with the terms of the equity plans governing those options and awards) upon a change in control or ownership in which those options or awards and restricted stock units were not assumed or replaced had such change in control or ownership occurred on June 30, 2016:

Named Executive Officer	Intrinsic Value of Accelerated Options (1)	Intrinsic Value of Accelerated RSUs (2)
Mike F. Chang	$562,600	$1,105,694
Yifan Liang	$231,111	$648,386
Yueh-Se Ho	$245,782	$628,508
Daniel Kuang Ming Chang	$108,971	$537,935
Tony Grizelj (3)	$—	$—

(1)
Such intrinsic value is determined by multiplying (A) the amount by which the fair market value per common share on June 30, 2016 ($13.93 per share) exceeded the exercise price per share in effect under each option by (B) the number of unvested shares that would vest on an accelerated basis under such option.

(2)
Such value is determined by multiplying (A) the fair market value per common share on June 30, 2016 ($13.93 per share) by (B) the number of unvested shares that would vest on an accelerated basis under such award.

(3)	Mr. Grizelj resigned as of August 14, 2015 and forfeited all unvested awards.

Potential Payments upon Termination of Employment

Termination in Absence of Change in Control. The following table provides the total dollar value of the compensation that each named executive officer would have been entitled to receive had his employment been terminated without cause or he had resigned for good reason on June 30, 2016 in the absence of a change in control of the Company:

Named Executive Officer	Cash Severance	Health Benefits (1)	Total
Mike F. Chang	$415,236	$15,241	$430,477
Yifan Liang	$139,273	$10,196	$149,469
Yueh-Se Ho	$142,055	$7,620	$149,675
Daniel Kuang Ming Chang	$130,000	$7,620	$137,620
Tony Grizelj (2)	$—	$—	$—

(1)
Represents the aggregate full premium payments that would be required to be paid on behalf of each named executive officer to provide continued health insurance coverage under COBRA (based on the executive's health insurance coverage as of June 30, 2016) for the maximum period available to the executive.

(2)	Mr. Grizelj resigned as of August 14, 2015.

Termination in Connection with Change in Control. The following table provides the total dollar value of the compensation that each named executive officer would be entitled to receive if his or her employment was terminated without cause or he or she resigned for good reason on June 30, 2016 in connection with a change in control of the Company in which the outstanding awards are assumed, replaced or otherwise continued. If the outstanding awards are not assumed, replaced or otherwise continued in effect, then those awards will accelerate in full at the time of the change in control and the value of the acceleration will instead be as set forth in the table above titled:" Option and Restricted Stock Unit Acceleration".

Named Executive Officer	Cash Severance	Health Benefits (1)	Accelerated Vesting of Options (2)	Accelerated Vesting of Restricted Stock units (3)	Total
Mike F. Chang	$830,472	$30,482	$562,600	$1,105,694	$2,529,248

Yifan Liang	$139,273	$10,196	$131,753	$201,623	$482,845

Yueh-Se Ho	$142,055	$7,620	$148,432	$204,670	$502,777

Daniel Kuang Ming Chang	$130,000	$7,620	$66,378	$164,092	$368,090

Tony Grizelj (4)	$—	$—	$—	$—	$—

(1)
Represents the aggregate full premium payments that would be required to be paid on behalf of each named executive officer to provide continued health insurance coverage under COBRA (based on the executive's health insurance coverage as of June 30, 2016) for the maximum period available to the executive.

(2)
Represents the intrinsic value of the stock options that would vest on an accelerated basis in connection with such termination. Such intrinsic value is determined by multiplying (A) the amount by which the fair market value per common share on June 30, 2016 ($13.93 per share) exceeded the exercise price per share in effect under each option by (B) the number of unvested shares that vest on an accelerated basis under such option.

(3)
Represents the value of restricted stock units that would vest on an accelerated basis in connection with such termination. The value is determined by multiplying (A) the number of unvested units that would vest on an accelerated basis under the award by (B) the fair market value per common share on June 30, 2016 ($13.93 per share).

(4)	Mr. Grizelj resigned as of August 14, 2015.

COMPENSATION COMMITTEE REPORT

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that the company specifically incorporates the information by reference in such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of our Board of Directors:

Mr. Michael J. Salameh, Chairman
Mr. Robert I. Chen
Dr. King Owyang

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 30, 2016 with respect to the Company’s common shares that may be issued under the Company’s existing equity compensation plans. There are no outstanding options that the Company has assumed in connection with its acquisition of other companies, and there are currently no assumed plans under which the Company can grant options.

	Column (A)		Column (B)		Column (C)
	Number of				Number of
	Securities to be				Securities
	Issued Upon				Remaining Available
	Exercise of		Weighted		for Future Issuance
	Outstanding		Average		Under Equity
	Options,		Exercise		Compensation Plans
	Restricted Stock		Price of		(Excluding
	Units and Other		Outstanding		Securities Reflected
Plan Category	Rights		Options		in Column A)

Equity Compensation Plans Approved by Stockholders (1)	2,792,323	(2)(3)	11.37	(4)	2,892,068	(5)(6)

Equity Compensation Plans Not Approved by Stockholders	—		N/A		—

Total	2,792,323		11.37		2,892,068

(1)	Consists of the 2009 Share Option/Share Issuance Plan (“the 2009 Plan”) and the Employee Share Purchase Plan (“ESPP”) established in May 2010.

(2)
Includes 933,063 common shares subject to restricted stock unit awards or RSUs that will entitle the holder to one share for each unit that vests over the holder’s period of continued service with the Company.

(3)
Excludes purchase rights accruing under the Company’s ESPP with a stockholder-approved reserve of 600,000 shares subject to the annual increase discussed in note (6) below. Under the ESPP, each eligible employee may purchase up to 875 common shares at semi-annual intervals on the 14th of May and November each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.

(4)
The calculation does not take into account the 933,063 common shares subject to outstanding RSUs. Such shares will be issued at or following the time the RSUs vest, without any cash consideration payable for those shares.

(5)
Consists of shares available for future issuance under the ESPP and the 2009 Plan. As of June 30, 2016, 364,656 common shares were available for issuance under the ESPP, and 2,527,412 common shares were available for issuance under the 2009 Plan. The 2,527,412 shares available for issuance under the 2009 Plan may be issued upon the exercise of stock options or stock appreciation rights, or those shares may be issued as stock bonuses or pursuant to restricted stock awards or RSUs which vest upon the attainment of prescribed performance milestones or the completion of designated service periods.

(6)
The number of common shares available for issuance under the 2009 Share Option/Share Issuance Plan automatically increases in January each calendar year during the term of the 2009 Plan, by the lesser of 3% of the total number of common shares outstanding on the last trading day of December in the immediately preceding calendar year, or 750,000 shares. The number of common shares available for issuance under the ESPP established in May 2010 automatically increases in January of each calendar year during the term of the ESPP, by the lesser of 0.75% of the outstanding common shares on the last trading day of December in the immediately preceding calendar year, or 250,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common shares, as of September 25, 2016, by:

•	each of our directors and executive officers named in the Summary Compensation Table of the Executive Compensation of this Proxy Statement; and

•	all current directors, director nominees and named executive officers as a group.

We are not aware of other shareholders who beneficially owned more than 5% of our outstanding common shares as of September 25, 2016. The calculations in the shareholder table below are based on 23,273,123 common shares outstanding as of September 25, 2016. Beneficial ownership is determined in accordance with the rules of the SEC. All common shares issuable upon exercise of outstanding options and vesting of restricted stock units within 60 days following September 25, 2015 are deemed to be beneficially owned by the shareholder holding such options or units for the purpose of computing the number of shares beneficially owned by such shareholder. They are not, however, deemed to be outstanding for the purpose of computing the percentage ownership of any other shareholder.

Except as described in the footnotes below, we believe each shareholder has sole voting and investment power with respect to the common shares indicated in the table as beneficially owned. Unless otherwise indicated in the footnotes below, the principal address of each of the shareholders below is: c/o Alpha and Omega Semiconductor Incorporated, 475 Oakmead Parkway, Sunnyvale, California 94085.

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Directors and Executive Officers:
Mike F. Chang (1)	4,618,615	19.5%
Yifan Liang (2)	108,427	*
Yueh-Se Ho (3)	298,596	1.3%
Daniel Kuang Ming Chang (4)	29,357	*
Lucas S. Chang	0	*
Robert I. Chen (5)	19,122	*
King Owyang (6)	24,122	*
Michael L. Pfeiffer (7)	18,497	*
Michael J. Salameh (8)	25,117	*
All Directors and Executive Officers as a group	5,141,853	21.7%

*	Beneficially owns less than 1% of our outstanding common shares.

(1)	Includes 448,275 common shares subject to options exercisable within 60 days of September 25, 2016 .

(2)	Includes 93,642 common shares subject to options exercisable within 60 days of September 25, 2016.

(3)	Includes 6,275 common shares subject to options exercisable within 60 days of September 25, 2016.

(4)	Includes 28,531 common shares subject to options exercisable within 60 days of September 25, 2016.

(5)
Includes 7,500 common shares subject to options exercisable within 60 days of September 25, 2016 and 1,284 common shares subject to restricted share unit awards that will be issued within 60 days of September 25, 2016.

(6)
Includes 12,500 common shares subject to options exercisable within 60 days of September 25, 2016 and 1,284 common shares subject to restricted share unit awards that will be issued within 60 days of September 25, 2016.

(7)
Includes 6,875 common shares subject to options exercisable within 60 days of September 25, 2016 and 1,284 common shares subject to restricted share unit awards that will be issued within 60 days of September 25, 2016.

(8)
Includes 7,500 common shares subject to options exercisable within 60 days of September 25, 2016 and 1,284 common shares subject to restricted share unit awards that will be issued within 60 days of September 25, 2016.

None of our existing shareholders has different voting rights from other shareholders. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

RELATED PARTY TRANSACTIONS

Mr. Stephen Chang, who is a son of Dr. Mike Chang, our Chief Executive Officer and Chairman of the Board, was employed by the Company as Vice President of MOSFET Product Line since November 23, 2015.  He received a total of $179,423 as base salary for the fiscal year ended June 30, 2016.  In addition, on March 15, 2016, Mr. Chang was granted 10,000 restricted share units which will vest annually in equal installments over a four-year period commencing on March 15, 2016.  In addition, in July 2016, the Company increased his annual base salary to $200,850 for the fiscal year ending June 30, 2017.

Indemnification Arrangements

We have entered into indemnification agreements with our directors and executive officers that provide our directors and executive officers with additional protection regarding the scope of the indemnification set forth in our Bye-laws. Pursuant to these agreements, we will indemnify each such person (to the fullest extent permitted by Bermuda law) against all costs and expenses, including expense advances, incurred in connection with any claim by reason or arising out of any event or occurrence relating to the fact that such person is our director or executive officer or is serving at our request at another corporation or entity, or by reason of any activity or inactivity while serving in such capacity. However, we are not obligated to indemnify our directors or executive officers under these agreements if:

•	indemnification is prohibited by our Bye-laws or applicable law;

•	the action initiated by the person is not authorized by our Board of Directors; or

•	a court determines that the person did not act in good faith and in a manner that such officer or director reasonably believed to be in or not opposed to the best interests of the company.

Policies and Procedures

The Audit Committee of the Board of Directors is responsible for establishing policies and procedures for reviewing and approving all related party transactions as defined under Securities and Exchange Commission rules and regulations. In November 2015, the Audit Committee adopted the Related Party Transactions Policy (the “Policy”) that sets forth the substantive and procedural requirements for approving related party transactions. The following provides a summary of the Policy.

The Policy provides that the Audit Committee is entrusted with the responsibility and authority to review “interested transaction,” the definition of which is materially consistent with the definition of “related party transactions” under SEC rules (the “Interested Transaction”). The Audit Committee shall review the material facts of all Interested Transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the Interested Transaction.

In determining whether to approve or ratify an Interested Transaction, the Audit Committee will take into account all factors that it deems appropriate, including whether the Interested Transaction is negotiated or consummated on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Policy also provides that no director shall participate in any discussion or approval of an Interested Transaction for which he or she is a related party, except that the director shall provide all material information concerning the Interested Transaction to the Audit Committee

The Policy provides a list of Interested Transactions that are deemed to be pre-approved by the Audit Committee such that no separate approval will be required by the Audit Committee, including:

•	Employment of executive officer if the compensation is approved by the Compensation Committee;

•	Compensation of directors that is consistent with the Company’s director compensation policies and required to be disclosed in the proxy statement;

•
Transaction with another company where the related party’s relationship is an employee (other than executive officer or director) or a stockholder, if the value of the transaction does not exceed the greater of $1,000,000 or 2% of such company’s annual revenue; and

•	Certain charitable contributions if the aggregate amount does not exceed $1,000,000 or 2% of the organization’s annual revenue.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended June 30, 2016. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that the company specifically incorporates the information by reference in such filing.

The Audit Committee is currently comprised of three independent directors: Mr. Michael L. Pfeiffer, its Chairman, and Messrs. Michael J. Salameh and Mr. Robert I. Chen. The purpose of the Audit Committee is to assist our Board of Directors in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee is directly responsible for the appointment, retention, evaluation, compensation, oversight and termination of our independent registered public accounting firm.

The Audit Committee reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in our financial reporting process, including its systems of internal control, and in the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm for the last fiscal year, Grant Thornton LLP (“Grant Thornton”), was responsible for performing an independent audit of those financial statements. As more fully explained in the Audit Committee's charter, the Audit Committee's responsibility is to provide oversight of and to review those processes. The Audit Committee does not conduct auditing or accounting reviews or procedures, and relies on information and representations provided by management and the independent auditors. The Audit Committee has relied on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in their report on our financial statements.

The Audit Committee has reviewed and discussed the audited financial statements with our management. Management is responsible for maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Audit Committee was kept apprised of the progress of management's assessment of our internal control over financial reporting and provided oversight to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management at meetings throughout the year. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of our internal control over financial reporting. The Audit Committee reviewed this report of management and Item 9A, “Control and Procedures,” contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed with the SEC, as well as Grant Thornton's reports of independent registered public accounting firm (included in our Annual Report on Form 10-K) relating to its audits of the consolidated financial statements and of internal control over financial reporting. The Audit Committee has reviewed with management and Grant Thornton (a) matters related to the conduct of the audit of the consolidated financial statements by the independent registered public accounting firm and its audit of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended and (b) the additional analyses undertaken and procedures performed by us to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.

In addition, the Audit Committee has reviewed and discussed the audited financial statements with Grant Thornton, including such items set forth in Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees or any successor standard. The Audit Committee has received from the independent registered public accounting firm, Grant Thornton, the written disclosures and the letter required by the PCAOB, and the Audit Committee has discussed with Grant Thornton the independence of the independent registered public accounting firm.

After review of all discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to our Board of Directors that the audited financial statements for the last fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

The Audit Committee

Mr. Michael L. Pfeiffer, Chairman
Mr. Robert I. Chen
Mr. Michael J. Salameh

PROPOSAL NO. 2
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to conduct the audit for the fiscal year ending June 30, 2017. Shareholders are asked to approve and ratify the appointment of Grant Thornton as our independent registered public accounting firm, and to authorize our Board of Directors, acting through our Audit Committee, to determine the remuneration of such accounting firm.

Grant Thornton has served as the Company's independent registered public accounting firm for the fiscal years ended June 30, 2015 and 2016. Grant Thornton has issued a Report of Independent Registered Public Accounting Firm for our audited consolidated financial statements as of June 30, 2015 and 2016 which appeared in our annual report on Form 10-K filed with the SEC on August 26, 2016.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Grant Thornton served as our independent registered public accounting firm and conducted the audit of our financial statements for the fiscal years ended June 30, 2016 and 2015. The following table presents the aggregate fees for professional services and other services rendered by Grant Thornton for fiscal years ended June 30, 2016 and 2015:

	Year ended Jun 30,
	2016	2015
	(in thousands)
Audit Fees	$1,091	$1,030
Audit Related Fees	—	—
Tax Fees	2	2
Other Services Fees	—	—

Total	$1,093	$1,032

Audit fees:  These fees generally relate to professional services rendered for the audits of the consolidated financial statements of Alpha and Omega Semiconductor Inc and its internal control over financial reporting, quarterly reviews, subsidiary or equity investment audits, issuance of comfort letters, consents, income tax provision reviews, and assistance with and review of documents filed with the SEC.

Tax fees:  These fees generally relate primarily to tax compliance, including review and preparation of corporate and expatriate tax returns, assistance with tax audits, review of the tax treatment for certain expenses, extra-territorial tax analysis, and tax due diligence relating to acquisitions.  They also include fees for state and local tax planning and consultations with respect to various domestic and international tax matters.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm and the fees for these services. These services may include audit services, audit-related services, tax services and other services.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS FOR
THE 2017 ANNUAL GENERAL MEETING

Under Rule 14a-8 of the Exchange Act, for a shareholder proposal to be considered for inclusion in the proxy statement for the 2017 annual general meeting of shareholders, we must have received the written proposal by such shareholder no later than June 12, 2017. Such proposals must comply with the other provisions of Rule 14a-8 and additional applicable SEC rules regarding the inclusion of shareholder proposals in the proxy materials. In addition, the proxy solicited by the Board of Directors for the Annual Meeting in 2017 will confer discretionary authority to vote on any shareholder proposal presented at that meeting, if we do not receive notice of such proposal prior to September 10, 2017.

If you wish to bring a matter before an annual general meeting and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in the Bye-laws to make a shareholder proposal, including director nominations, not intended to be included in our proxy statement under Rule 14a-8 so long as such proposal complies with our Bye-laws. Shareholder nominations and proposals may be voted on at an annual general meeting of shareholders only if such nominations and proposals are submitted to us pursuant to written notice timely and accompanied by certain information. To be timely, a shareholder's written notice must be received by us not less than 60 nor more than 180 days to the date set for the annual general meeting of shareholders (or if no such date is set, the date that is not less than 60 nor more than 180 days prior to the anniversary of the previous year's annual general meeting of shareholders). The notice must contain the information specified in Sections 59 and 60 of our Bye-laws with respect to the person to be nominated as director and include all material information on the proposal, statement or resolution to be put to the meeting, together with details of shareholder submitting the proposal, statement or resolution and such other information as may from time to time be specified by our Board. Under Section 60(4) of Bye-laws, the advance notice must include, but are not limited to, the following information:

•	the meeting at which the person nominated is proposed for election as a director;

•
information relating to direct and indirect beneficial ownership of shares, including ownership of derivative instrument, by the shareholders and their affiliates and associates acting in concert with the shareholders;

•	any agreement, arrangement, relationship by the shareholders that may increase or decrease the voting power of the shareholders;

•
a description of direct and indirect compensation, material monetary agreement and other related party transactions between the shareholders and their affiliates and associated acting in concert therewith and the nominees;

•	a signed questionnaire by the nominee regarding his or her background, qualifications and other representations;

•	a written consent of the nominee to his being named in a proxy statement as a nominee and to serve as a Director, if elected; and

•	any other information relating to such shareholder that would be required to be disclosed in the proxy statement under the Exchange Act;

In addition, the shareholder will be required to update and supplement, if necessary, the advance notice so the information is true and correct as of date of the annual meeting and as of the date that is 10 business days from the meeting. Our Board of Directors will review proposals from eligible shareholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Bye-laws and whether any such proposal will be acted upon at the annual general meeting of shareholders. All shareholder proposals and shareholder nominations should be mailed to Alpha and Omega Semiconductor Limited, Board of Directors, c/o Investor Relations, Alpha and Omega Semiconductor, Inc. 475 Oakmead Parkway, Sunnyvale, CA 94085.

Moreover, Section 79 of the Companies Act 1981 of Bermuda, as amended, provides that shareholders representing either (i) 5% of the total voting rights of the shares eligible to vote at a general meeting of shareholders, or (ii) not less than 100 shareholders may propose any resolution which may properly be moved at the next annual general meeting of shareholders. Upon timely receipt of notice, we shall, at the expense of such shareholder(s), give our other shareholders entitled to receive notice of the next annual general meeting of shareholders notice of such proposed resolution. To be timely, the proposal requiring notice of a resolution must be deposited at our registered office at least six weeks before the next annual general meeting of shareholders. Shareholders satisfying the criteria of Section 79 may also require us to circulate a statement in respect of any matter to come before an annual general meeting of shareholders by notice deposited at our registered office not less than one week prior to the annual general meeting of shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers of the Company and persons who beneficially own more than ten percent of the outstanding common shares are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their beneficial ownership of the common share and their transactions in such common shares. Based upon (i) the copies of Section 16 reports which the Company received from such persons for their fiscal year 2016 transactions in the common shares and their common share holdings, and (ii) written representation that no other reports were required, the Company believes that all reporting requirements under Section 16 for such year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners, except that Yifan Liang filed one late Form 4 covering one transaction.

OTHER MATTERS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxy holder named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with his best judgment.

By order of the Board of Directors,

Mike F. Chang
Chairman of the Board of Directors
Dated October 3, 2016

Alpha and Omega Semiconductor Limited

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE_____________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 6:00 p.m., U.S. Pacific Standard Time, on November 8, 2016 or November 9 10:00 a.m. China standard time.

Vote by Internet
- Go to **www.investorvote.com/AOSL**
- Or scan the QR code with your smartphone.
- Follow the steps outlined on the secure website.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposal 1 and 2.

1. To elect seven directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Mike F. Chang	☐	☐	02 - Yueh-Se Ho	☐	☐	03 - Lucas S. Chang	☐	☐
04 - Michael L. Pfeiffer	☐	☐	05 - Robert I. Chen	☐	☐	06 - King Owyang	☐	☐
07 - Michael J. Salameh	☐	☐						

	For	Against	Abstain
2. To approve and ratify the appointment of Grant Thornton, LLP as independent registered public accounting firm of the Company, and to authorize the board of directors to determine its remuneration for the fiscal year ending June 30, 2017.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: The signature(s) on this proxy should correspond exactly with the shareholder's name as printed above and to the left. In the case of joint tenants, co-executors or co-trustees, both should sign. When signing as attorney, executor, administrator, trustee, guardian, authorized officer or other fiduciary, please give your full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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1 U P X 2 9 2 9 6 8 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Alpha and Omega Semiconductor Limited

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 10, 2016 IN TAIWAN
(November 9, 2016 U.S. Pacific Standard Time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revoke(s) all prior proxies and appoint(s) Mike F. Chang and Yifan Liang, and each of them, attorneys of the undersigned (the “proxy holders”), with full power of substitution, for and in the name(s) of the undersigned to (1) attend the 2016 annual general meeting of shareholders (the “Meeting”) of Alpha and Omega Semiconductor Limited (the “Company”) to be held at 8:00 a.m. on Thursday, November 10, 2016 Taiwan local time (at 4:00 p.m. on Wednesday, November 9, 2016 U.S. Pacific Standard Time) at Sheraton Hsinchu Hotel located at No. 265, Dong Sec 1, Guangming 6th Road, Zhubei, Hsinchu County, Taiwan, and any adjourned sessions thereof, and (2) vote all common shares of the Company that the undersigned would be entitled to vote, with all powers the undersigned would possess, if personally present. Each of the following matters set forth in this Proxy Card is proposed by the Company, and none of the matters is conditioned on the approval of the other matters.

In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

This Proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” the election of all of the Director nominees listed in Proposal 1 and “FOR” Proposal 2.

Attendance of the undersigned at the Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE